Exhibit 99.1

News Release

FREYR Battery Reports Fourth Quarter and Full-Year 2021 Results

New York, Oslo and Luxembourg, February 28, 2022, FREYR Battery (NYSE: FREY) (“FREYR”), a developer of clean, next-generation battery cell production capacity, today reported financial results for the fourth quarter and full fiscal year 2021.

Highlights of the fourth quarter 2021 and subsequent events:

●	Signed first two conditional offtake agreements with Honeywell (NASDAQ: HON) and a global industrial player representing more than 50 GWh of cumulative volumes from 2023 – 2030 for Energy Storage Systems (“ESS”) applications.

●	In negotiations with five additional companies for offtake agreements, which are projected to represent more than 150 GWh of estimated potential cumulative demand with several other leads in the FREYR commercial pipeline.

●	Entered into frame agreements for nine of 13 key raw materials required for the Customer Qualification Plant (“CQP”) and Gigafactories 1 & 2 in Mo i Rana, Norway. Negotiations of volumes, pricing terms and other conditions are expected to be concluded in 2022.

●	Announced intention to form joint venture with Aleees (TWSE: 5227) to establish lithium iron phosphate (“LFP”) cathode plant in the Nordic region as part of long-term strategy to establish low-carbon, localized supply chains.

●	FREYR’s technology partner, 24M Technologies (“24M”), announced a strategic partnership with Volkswagen Group (“VWAG”) encompassing a significant investment by VWAG into 24M, and a collaboration to develop production technology for SemiSolidTM battery cells for use in VWAG electric vehicles.

“We are very pleased with the continued progress we made during the fourth quarter to deliver on our aspiration to become a global, giga scale producer of clean, next-generation batteries,” said Tom Jensen, the CEO of FREYR. “With our first two conditional customer offtake agreements signed, our team is focused on reaching a Final Investment Decision (“FID”) on combined Gigafactories 1 & 2, growing our customer backlog, raising capital to fund our expansion, achieving our operational milestones, and enhancing our supply chains to deliver decarbonized cell production globally.”

Business Update

●	FREYR has committed to combining Gigafactories 1 & 2 into a single facility with eight production lines and upsized nameplate capacity of 18 GWh. The new facility is expected to have 40% higher capacity compared to the business plan that FREYR presented in February 2021.

●	FREYR is working with ECA/multilaterals, strategic partners, and investors to explore multiple avenues of raising additional capital required to fund planned giga-scale development.

●	CQP is on track for an estimated operational start in H2 2022; operational start of the combined Gigafactories 1 & 2 is targeted for H1 2024.

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●	FREYR’s Board of Directors has approved the initial capital expenditure required to complete early ground- work, detailed engineering, and procurement at the Gigafactory site in Mo i Rana, where ground-breaking has already commenced.

●	FREYR is in advanced discussions with five potential customers with unmet projected demand of > 150 GWh regarding conditional offtake agreements across the ESS, commercial mobility and passenger EV sectors.

●	In negotiations to secure remaining four of 13 key raw material inputs for the CQP, and Gigafactories 1 & 2 in Mo i Rana. Volumes and pricing terms for all 13 frame agreements are expected to be finalized in 2022 as FREYR completes detailed diligence.

Results Overview, Financing and Liquidity

●	FREYR Battery reported a Net Loss for the fourth quarter of fiscal year 2021 of ($28.0) million or ($0.24) per share compared to a Net Loss of ($45.4) million or ($0.42) per share in the third quarter of fiscal year 2021.

●	As of December 31, 2021, FREYR Battery had cash and cash equivalents of $565.6 million.

Business Outlook

FREYR is focused on advancing the following strategic mandates and milestones over the next 18 months:

●	Secure multiple tranches of capital required to fund FREYR’s giga scale expansion. FREYR has launched parallel processes with key stakeholders to explore the most capital efficient options to support development of the company’s business plan.

●	Finalize additional conditional offtake agreements across the ESS, commercial mobility and passenger EV market segments to support further capacity expansions.

●	Convert initial two offtake awards to final sales agreements with Honeywell and the global industrial customer. FREYR expects to announce several new commercial wins during 2022.

●	Achieve Phase 1 FID on combined Gigafactories 1 & 2 at Mo i Rana upon achievement of commercial, operational, and financing milestones, which is anticipated in H1 2022. FREYR intends to provide updated capital spending estimates and plant development timelines after the Phase 1 FID.

●	Progress to final site selection of planned initial Gigafactory in the U.S. and drive towards a potential FID in H2 2022.

●	Continue to execute FREYR’s long-term strategy to establish localized, decarbonized supply chains across the Nordic region and U.S.

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Presentation of Fourth Quarter and Full-Year 2021 Results

A presentation will be held today, February 28th, 2022, at 7:30 am Eastern Standard Time (1:30 pm Central European Time) to discuss financial results for the fourth quarter and full fiscal year 2021. The results and presentation material will be available for download at https://ir.freyrbattery.com.

To access the conference call, listeners should contact the conference call operator at the appropriate number listed below approximately 10 minutes prior to the start of the call.

Participant conference call dial-in numbers:

United Kingdom: +44 3333000804
United States: +1 6319131422
Switzerland: +41 225809034
Spain: +34 935472900
Norway: +47 23500243
Luxembourg: +352 27300160
Hong Kong: +852 30600225
Germany: +49 6913803430
France: +33 170750711
Denmark: +45 35445577
Canada: +1 4162164189

The participant passcode for the call is: 27735368#

A webcast of the conference call will be broadcast simultaneously at https://streams.eventcdn.net/freyer/2021q4/ on a listen-only basis. Please log in at least 10 minutes in advance to register and download any necessary software.

A replay of the webcast will be available at https://ir.freyrbattery.com/events-and-presentations/presentations/default.aspx

**

About FREYR Battery

FREYR Battery aims to provide industrial scale clean battery solutions to reduce global emissions. Listed on the New York Stock Exchange, FREYR’s mission is to produce green battery cells to accelerate the decarbonization of energy and transportation systems globally. FREYR has commenced building the first of its planned factories in Mo i Rana, Norway and announced potential development of industrial scale battery cell production in Vaasa, Finland, and the United States. FREYR intends to deliver up to 43 GWh of battery cell capacity by 2025 and up to 83 GWh annual capacity by 2028. To learn more about FREYR, please visit www.freyrbattery.com

Investor contact:

Jeffrey Spittel

Vice President, Investor Relations

jeffrey.spittel@freyrbattery.com

Tel: (+1) 281-222-0161

Media contact:

Katrin Berntsen

Vice President, Communication and Public Affairs
katrin.berntsen@freyrbattery.com
Tel: (+47) 920 54 570

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Cautionary Statement Concerning Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, including, without limitation, regarding the development, timeline, capacity and other usefulness of FREYR’s CQP and planned Gigafactories; progress to complete CQP equipment and raw material tenders and progress of tendering for the subsequent Gigafactories; progress and development of customer offtake agreements and supply chain partnerships; the development and growth of FREYR’s target markets; the scale and arrangements for any FREYR production facilities in the U.S.; the progress and development of FREYR’s partnerships and plans in Finland and across the Nordic region; the development and commercialization of 24M SemiSolidTM technology and 24M’s partnership with VWAG; FREYR’s manufacturing capacity; exploration of additional capital raises; the attainment of operational milestones; FREYR’s ability to convert any conditional agreements into definitive agreements; the development of customer and supplier relationships; FREYR’s enhancements of its supply chains to deliver decarbonized cell production globally; and FREYR’s long-term strategy to establish localized, decarbonized supply chains across the Nordic region and U.S. are forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside FREYR’s control and are difficult to predict. Additional information about factors that could materially affect FREYR is set forth under the “Risk Factors” section in FREYR’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 9, 2021, as amended, and available on the SEC’s website at www.sec.gov.

Except as otherwise required by applicable law, FREYR disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Should underlying assumptions prove incorrect, actual results and projections could different materially from those expressed in any forward-looking statements.

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FREYR BATTERY

CONSOLIDATED BALANCE SHEETS

(In Thousands)

	As of December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$563,956	$14,749
Restricted cash	1,671	196
Prepaid assets	15,882	464
Other current assets	1,282	442
Total current assets	582,791	15,851
Property and equipment, net	21,062	80
Convertible note	20,000	-
Equity method investment	2,938	-
Other long-term assets	242	-
Total assets	$627,033	$15,931
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$3,813	$888
Accrued liabilities	15,065	1,693
Accounts payable and accrued liabilities - related party	3,316	322
Redeemable preferred shares	-	7,574
Deferred income	1,380	-
Share-based compensation liability	2,211	460
Other current liabilities	12	-
Total current liabilities	25,797	10,937
Warrant liability	49,124	-
Long-term share-based compensation liability	6,627	38
Total liabilities	81,548	10,975
Commitments and contingencies (Note 7)
Shareholders’ equity
Ordinary share capital, no par value, 245,000,000 shares authorized and 116,853,504 shares issued and outstanding as of December 31, 2021 and 37,452,359 shares authorized, issued and outstanding as of December 31, 2020	116,854	-
Additional paid-in capital	533,418	15,183
Accumulated other comprehensive (loss) income	(524)	658
Accumulated deficit	(104,263)	(10,885)
Total shareholders’ equity	545,485	4,956
Total liabilities and shareholders’ equity	$627,033	$15,931

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FREYR BATTERY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In Thousands, Except Share and per Share Amounts)

	For the three months ended		For the year ended
	December 31,		December 31,
	2021	2020	2021	2020
Operating expenses:
General and administrative	$15,444	$3,590	$61,635	$7,043
Research and development	2,607	1,494	13,816	1,865
Depreciation	66	5	120	15
Equity in losses from investee	62	-	62	-
Total operating expenses	18,179	5,089	75,633	8,923
Loss from operations	(18,179)	(5,089)	(75,633)	(8,923)
Other income (expense):
Warrant liability fair value adjustment	(10,686)	(1,095)	(21,859)	(1,670)
Redeemable preferred shares fair value adjustment	-	(70)	75	(70)
Convertible notes fair value adjustment	-	(2)	-	(201)
Gain on settlement of warrant liability	-	466	-	466
Interest income	258	20	317	20
Interest expense	(2)	-	(3)	(53)
Foreign currency transaction gain	498	38	1,325	38
Other income, net	74	511	2,400	788
Loss before income taxes	(28,037)	(5,221)	(93,378)	(9,605)
Income tax expense	-	-	-	-
Net loss	(28,037)	(5,221)	(93,378)	(9,605)

Other comprehensive income (loss):
Foreign currency translation adjustments	(858)	556	(1,182)	662
Total comprehensive loss	$(28,895)	$(4,665)	$(94,560)	$(8,943)

Basic and diluted net loss attributable to ordinary shareholders	$(0.24)	$(0.14)	$(1.24)	$(0.34)
Basic and diluted weighted-average ordinary shares outstanding	116,597,430	37,220,246	75,362,870	28,312,125

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FREYR BATTERY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	For the year ended December 31,
	2021	2020
Cash flows from operating activities
Net loss	$(93,378)	$(9,605)
Adjustments to reconcile net loss to cash used in operating activities:
Share-based compensation expense	6,007	535
Depreciation	120	15
Redeemable preferred shares fair value adjustment	(75)	70
Warrant liability fair value adjustment	21,859	1,670
Convertible notes fair value adjustment	-	201
Gain on settlement of warrant liability	-	(466)
Equity in losses from Investee	62	-
Other	(56)	(725)
Changes in assets and liabilities:
Prepaid assets	(15,598)	(408)
Other current assets	(821)	(231)
Other long-term assets	(230)	-
Accounts payable and accrued liabilities	8,716	928
Accounts payable and accrued liabilities - related party	4	226
Share-based compensation liability	2,221	419
Other current liabilities	12	-
Deferred income	1,431	-
Long-term share-based compensation liability	6,590	35
Net cash used in operating activities	(63,136)	(7,336)
Cash flows from investing activities
Purchases of property and equipment	(13,775)	(71)
Investment in convertible note	(20,000)	-
Purchases of other long-term assets	(12)	-
Net cash used in investing activities	(33,787)	(71)
Cash flows from financing activities
Proceeds from Business Combination	70,836	-
Proceeds from PIPE Investment	600,000	-
Capital contributions - ordinary shares	-	12,351
Issuance cost	(26,334)	(799)
Proceeds from issuance of redeemable preferred shares	7,500	7,500
Payments for the Norway Demerger	(3,002)	-
Proceeds from issuance of convertible debt	-	1,104
Proceeds from issuance of convertible debt - related party	-	427
Payments related to convertible debt	-	(125)
Net cash provided by financing activities	649,000	20,458
Effect of changes in foreign exchange rates on cash, cash equivalents, and restricted cash	(1,395)	1,637
Net increase in cash, cash equivalents, and restricted cash	550,682	14,688
Cash, cash equivalents, and restricted cash at beginning of period	14,945	257
Cash, cash equivalents, and restricted cash at end of period	$565,627	$14,945

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